Exhibit 10.5

OIL-DRI CORPORATION OF AMERICA
2006 LONG-TERM INCENTIVE PLAN
DIRECTOR STOCK OPTION AGREEMENT
for Common Stock

          This Stock Option Agreement (this “Agreement”) is made as of                         [date] (the “Grant Date”), between Oil-Dri Corporation of America (the “Company”), and                                   [grantee name] (the “Participant”).

          WHEREAS, the Company has adopted the Oil-Dri Corporation of America 2006 Long-Term Incentive Plan (the “Plan”), in order to provide an opportunity for directors of the Company to purchase shares of the Company’s Stock; and

          WHEREAS, the Committee responsible for administration of the Plan has determined to grant an Option to the Participant as provided herein;

          NOW, THEREFORE, the parties hereto agree as follows:

          1.          Grant of Option

                       1.1  The Company hereby grants to the Participant the right and option (the “Option”) to purchase all or any part of an aggregate of                         [number of shares] whole shares of Stock subject to, and in accordance with, the terms and conditions set forth in this Agreement.  “Stock” means Common Stock of the Company, par value $.10 per share.

                       1.2  The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

                       1.3  This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

          2.          Purchase Price.

                       The price at which the Participant shall be entitled to purchase shares upon the exercise of the Option shall be $                        [price] per share, which has been determined to be not less than the Fair Market Value of the Stock on the Grant Date.

          3.          Duration of Option.

                       The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

          4.          Exercisability of Option.

                       Unless otherwise provided in this Agreement, the Option shall entitle the Participant to purchase, in whole at any time or in part from time to time, the percentage of the total number of shares covered by the Option specified in the following schedule:

On or after each of the following vesting dates	Cumulative percentage of Option which may be purchased

[date]	[%]
[date]	[%]
[date]	[%]
[date]	[%]
[date]	[%]

          5.          Manner of Exercise and Payment.

                       5.1  Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice of exercise to the Company, at its principal executive office.  Such notice shall be signed by the Participant and shall state that the Participant is electing to exercise the Option and the number of shares in respect of which the Option is being exercised.

                       5.2  The notice of exercise shall be accompanied by the full purchase price for the shares in respect of which the Option is being exercised, in (i) cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Participant or (ii) by transferring to the Company shares of Class A Common Stock, Common Stock or Class B Stock  of the Company held by the Participant for at least six months prior to the exercise of the Option and having a Fair Market Value on the date of exercise equal to the cash amount for which such shares are substituted.

                       5.3  Upon receipt of notice of exercise and full payment for the shares of Stock in respect of which the Option is being exercised, the Company shall take such action as may be necessary to effect the transfer to the Participant of the number of shares of Stock as to which such exercise was effective.

                       5.4  The Participant shall not be deemed to be the owner of, or to have any of the rights of an owner with respect to any shares of Stock subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement, (ii) the Company shall have issued and delivered the shares to the Participant, and (iii) the Participant’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Participant shall have full voting and other ownership rights with respect to such shares.

          6.          Termination of Employment.

                       6.1   Retirement, Disability or Death.

                       If the Participant’s service as a director of the Company terminates as the result of the Participant’s Retirement from service as a director; or as a result of the Disability of the Participant as defined in the Plan; or upon the death of the Participant, the Option shall become immediately and fully exercisable, except as may be otherwise provided in Section 10 of this Agreement.  The Participant (or a deceased Participant’s legal representative or beneficiary) may exercise the Option at any time within three years after such Retirement, Disability, or death.  Retirement means the Participant’s termination of service as a director that occurs after the completion of three (3) years of service (whether before or after the Grant Date), provided that any interval of less than one (1) year extending from the date of one annual meeting of stockholders of the Company to the date of the next such meeting shall qualify as one year for this purpose.

                       6.2          Other Termination of Service.

                       Generally, if the Participant’s service as a director of the Company terminates for any reason other than those set forth in Section 6.1, the Participant may, at any time within ninety (90) days after such termination, exercise the Option to the extent, but only to the extent, that the Option or portion thereof was exercisable on the date of termination.  However, if the Participant’s service is terminated for Cause, as defined in the Plan, any unexercised portion of the Option shall be immediately forfeited and may not be exercised by the Participant.

                       6.3  No Extension of Exercise Term.

                       Notwithstanding the terms of Section 6.1 or 6.2 above or Section 7 below, in no event may the Option be exercised by anyone after the expiration of the Exercise Term.

          7.          Effect of Change of Control.

                       In the event of a Change of Control of the Company, as defined in the Plan, the Option shall become immediately and fully exercisable.  If the Participant’s service as a director terminates for any reason at or after a Change of Control, the Participant may exercise the Option at any time within three years after his or her termination of service.

          8.          Non-transferability.

                       The Option shall not be transferable other than by will or the laws of descent and distribution or as otherwise permitted by the Plan.  During the lifetime of the Participant the Option shall be exercisable only by the Participant, unless it has been transferred as permitted by the Plan.

          9.          No Right of Continued Service.

                       Nothing in this Agreement or the Plan shall confer upon the Participant any right with respect to continuance of service as a director of the Company, nor shall this Agreement or the Plan interfere in any way with the right of the stockholders to terminate the Participant’s service as a director in accordance with the Company’s certificate of incorporation and by-laws, as amended.

          10.        Adjustments.

                       Upon the occurrence of various corporate events as described in Section 5.4 of the Plan, the Committee shall make appropriate adjustments to the number or class of shares of Stock subject to the Option and the purchase price for such shares.  The Committee’s adjustment shall be final, binding and conclusive for all purposes of this Agreement.

          11.        Payment of Taxes.

                       The Participant shall be solely responsible for the payment of the federal, state and local income and self-employment taxes and other amounts as may be required by law

          12.        Participant Bound by the Plan.

          The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

          13.        Modification of Agreement.

                       This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

          14.          Severability.

                        Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

          15.          Governing Law.

                        The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

          16.          Successors in Interest.

                        This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Participant’s legal representatives or, if applicable, a transferee and the transferee’s legal representatives.  Except as otherwise provided herein or in the Plan, all obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon any transferee and upon the Participant’s or transferee’s heirs, executors, administrators and successors.

          17.          Resolution of Disputes.

                        Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Participant and Company for all purposes.

OIL-DRI CORPORATION OF AMERICA

By:

Participant

Name of Transferee (if applicable)